Exhibit 10.2

THIRTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 30, 2008 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty- Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth and Twenty-Ninth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007, April 29, 2007, June 30, 2007, October 4, 2007, October 18, 2007, November 1, 2007, January 15, 2008, January 31, 2008, April 11, 2008 and June 30, 2008, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $10,000,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), (iv) a $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”) and (v) all other Indebtedness (as defined in the Loan Agreement); and

WHEREAS, Lender has been asked to extend the maturity date of the Revolving Loan from August 30, 2008 to October 31, 2008 and to make certain modifications to the Loan Agreement; and

WHEREAS, Lender has agreed to the foregoing loan requests provided, among other conditions, that Borrower executes and delivers to this Amendment and the note extension agreement described below;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definition of “Termination Date” in Section 1.1 of the Loan Agreement, is amended in its entirety to read as follows:

“Termination Date” shall mean October 31, 2008, or such earlier date upon which the Revolving Note becomes due and payable.

3.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

“2.3 Revolving Note. The Revolving Loan shall be evidenced by an amended and restated renewal revolving note, executed by the Borrower, dated January 15, 2008, as modified by Note Extension Agreements dated as of June 30, 2008 and August 30, 2008, payable to the Lender on October 31, 2008, and in the principal sum of Ten Million and 00/100 ($10,000,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid amended and restated renewal revolving note dated January 15, 2008 in the principal sum of $10,000,000.00, executed by Borrower, as modified by Note Extension Agreements dated as of June 30, 2008 and August 30, 2008, payable to the order of Lender on October 31, 2008, together with interest payable monthly as therein described.

4.             In Section 14.1 of the Loan Agreement, the following subsection (g) entitled “Minimum Excess Borrowing Availability” is hereby deleted without substitution:

“(g)         Minimum Excess Borrowing Availability. Borrower will at all times on and after May 15, 2008, have a minimum $3,000,000.00 of Excess Borrowing Availability.”

5.             All references in the Loan Agreement to any requirement for J. Cameron Drecoll to maintain a life insurance policy in place as security for the Revolving Loan are hereby deleted. The Bank agrees to execute and deliver to Borrower such releases as shall be required to effect such release.

6.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of (a) all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2 and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty).

7.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness (including, without limitation, the repayment of all sums when due under the Subsidiary Guaranty), it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

8.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

9.             Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois (exclusive of choice of law principles).

10.           Borrower further agrees to reimburse the Lender for its reasonable legal fees incurred in documenting the aforesaid loan extension hereinabove described.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Thirtieth Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Title:	Chief Executive Officer

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Katherine M. Novey
Title:	Vice President